2

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant [ ]

                 Filed by a Party other than the Registrant [X]

                           Check the appropriate box:
                         [ ] Preliminary Proxy Statement
        [ ] Confidential, for Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
                    [X] Soliciting Material Under Rule 14a-12

                           Goldtech Mining Corporation
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Goldtech Mining Corporation Shareholders Protective Committee
               (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER
                              THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:9/28/2004

LEGAL NOTICE: THIS NEWS RELEASE IS DISTRIBUTED BY THE GOLDTECH MINING CORPORATION SHAREHOLDERS PROTECTIVE COMMITTEE (THE "COMMITTEE"), A DISSIDENT SHAREHOLDER GROUP FORMED UNDER ADVICE OF COUNSEL FOR THE PURPOSES OF HOLDING A SPECIAL SHAREHOLDERS MEETING TO REMOVE FOUR CURRENT DIRECTORS AND ELECT NEW DIRECTORS. THIS IS NOT A NEWS RELEASE BY GOLDTECH MINING CORPORATION, THE PUBLIC COMPANY.


(BW)(WA-GLDTECH-PROT-CMITTEE) Goldtech Shareholders Committee
Notifies Public That Goldtech's Current Management is Attempting to Divest the Corporation of British Columbia Mining Property Assets

Business Editors

SEATTLE--(BUSINESS WIRE)--Sept. 28, 2004--Keith Robertson, Chairman of the Goldtech Mining Corporation Shareholders Protective Committee, ("Committee") announced today the Committee has reviewed the filed Form 8-K of September 21, 2004 by Goldtech Mining Corporation for the return of restricted shares of common stock issued in exchange for the British Columbia mining properties owned by Goldtech. This action and other managerial actions on the part of Goldtech's current board of directors has caused the Committee to solicit proxy votes to remove 4 of the current 5 directors and elect 5 new directors. The Committee of over 34 % of the shareholders of Goldtech Mining Corporation (OTCBB:GMNC) has called for the action based upon its view of mismanagement and breach of the duty of care by a majority of the current board. The Committee has proposed that a meeting of shareholders of Goldtech be held on October 26, 2004 to consider the action. The Committee noted that the public purchased shares of Goldtech predicated upon those assets.

In March 2004, Goldtech formed a wholly owned subsidiary in British Columbia to enable the subsidiary to solicit tax credit funding in an amount of $2,000,000 to $5,000,000 to develop the British Columbia mining properties which consists of the Tofino 35 mineral claims, the Silver Cup 85 mineral claims spanning over 4400 acres and the lease on the Mets II Property, which is located in the Toodoggone Mining District. The Mets II property is located in the center of one of the richest gold camps in Canada. Current management of Goldtech aborted the British Columbia projects and is now trying to divest the Company of these important assets. The Committee's securities legal counsel has advised the Committee that there is no legal basis to rescind this asset acquisition. If the Committee prevails at the Special Meeting of the Stockholders on October 26, 2004, one of the new management's first duties will be to reinstate the tax credit funding program to develop the Tofino, Silver Cup and Mets II mining programs. The tax credit funds solicitors will charge the Company a 5% commission on funds generated. All funds generated through these tax credits for British Columbia residents, less a small administrative fee, must be directly spent on the development of British Columbia mining properties.

Robertson commented that this is further evidence of the mismanagement of the Company under the current management and board. A proxy statement is not yet available from us. Each security holder of Goldtech Mining Corporation ("Goldtech") should read the proxy statement when it becomes available because it will contain important information about a proxy solicitation request. Once our definitive proxy statement is prepared, we will simultaneously file the definitive proxy statement with the Securities and Exchange Commission ("SEC") and mail it to each security holder of Goldtech. Security holders of Goldtech will also be able to obtain the proxy statement and other documents that are filed with the Securities and Exchange Commission for free on the SEC's web site at www.sec.gov. Security holders of Goldtech may also obtain copies of the proxy statement and other documents that are filed with the Securities and Exchange Commission for free by contacting Goldtech or us when the documents become available. A description of each of the Committee member's and the Committee nominee's direct and indirect interests in Goldtech may also be found in our preliminary proxy statement which can be obtained for free on the SEC's website or by contacting us.

--30--APS/se*

 CONTACT: Goldtech Mining Corporation Shareholders Protective
 Committee
Keith Robertson, 509/993-7928